Filed state of Nevada                Articles of Incorporation
Dec 3, 1998                             Pursuant to NRS 78
#C28119.98                                State of Nevada
Dean Heller                              Secretary of State


1. Name of Corporation          Northstar Ventures, Inc.

2. Resident Agent:   GKL Statutory Agent and Filing Services, Inc.
                     1100 East William Street, Suite 207
                     Carson City, Nevada 89701

3. Authorized shares:  80,000,000 common 20,000,000 preferred both with par value $0.001

4. Governing Board:  Directors

   First Board of Directors shall consist of 1

   Dempsey K. Mork 54-880 Riviera, La Quinta, CA 92253

5. Purpose:  To acquire another corporation

6. Other matters: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attache additional information pursuant NRS 78.037 or any other information you deem appropriate. If any additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached. (NA)

7. Signatures of Incorporators:
   Dempsey K. Mork
   54-880 Riviera
   La Quinta, CA 92253

   /s/ Dempsey K. Mork   December 2, 1998


Notary:   Donna M. Nelson
          #1067899
          Notary Public - California
          Riverside County
          Commission expires August 29, 1999

          Dated: December 2, 1998

          /s/ Donna M. Nelson